UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  June 23, 2010

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 (d)          On June 23, 2010, the Board of Directors (the “Board”) of Fluor Corporation (the “Corporation”) voted to increase the size of the Board from ten to twelve members.  The Board also voted to elect Rosemary T. Berkery and H. Paulett Eberhart to the Board, effective June 23, 2010, to fill the two new positions authorized by the Board.

Ms. Berkery was elected as a Class II director, effective June 23, 2010.  The Board also appointed her as a member of the Governance Committee of the Board, effective November 3, 2010.  The Board has affirmatively determined that Ms. Berkery is independent of the Corporation and its management under New York Stock Exchange listing standards and the standards set forth in the Corporation’s Corporate Governance Guidelines.

Ms. Eberhart was elected as a Class I director and has been appointed as a member of the Organization and Compensation Committee of the Board, effective June 23, 2010.  The Board has affirmatively determined that Ms. Eberhart is independent of the Corporation and its management under New York Stock Exchange listing standards and the standards set forth in the Corporation’s Corporate Governance Guidelines.

Each of Ms. Berkery and Ms. Eberhart will receive the standard compensation amounts payable to non-employee directors of the Corporation, as described in the definitive proxy statement filed with the Commission on March 15, 2010, although the annual cash retainer shall be pro rated so that each of them receives quarterly payments for only those quarters of 2010 in which she attends any Board meeting.  Such compensation includes an initial grant of 1,500 restricted shares and 1,000 restricted units under the Corporation’s 2000 Restricted Stock Plan for Non-Employee Directors. Restricted units are payable in cash to assist in satisfying related income tax liabilities. Restrictions lapse and units become immediately earned and payable with respect to 20% of the award on the date of grant and then subsequently vest at a rate of 20% per year on each anniversary of that date.

In connection with the election of Ms. Berkery and Ms. Eberhart, each of them entered into the form of indemnification agreement filed with the Corporation’s Annual Report on Form 10-K filed on February 25, 2009.

A copy of the Corporation’s June 24, 2010 press release announcing the election of the new directors is attached hereto as Exhibit 99.1.

(e)           On June 23, 2010, the Board of Directors of the Corporation adopted a form of change in control agreement (the “Change in Control Agreement”) to be entered into with certain employees of the Corporation, including each of the Corporation’s executive officers (collectively, the “Executives”).

Generally, the Change in Control Agreement provides that, if the Corporation terminates an Executive’s employment within two years (the “Employment Period”) following a Change in Control (as defined in the Change in Control Agreement) without cause or the Executive resigns during the Employment Period for good reason, then the Executive will be entitled to certain severance benefits. Upon the termination of an Executive’s employment during the Employment Period under the circumstances discussed above, the Executive will receive (1) a lump sum cash payment equal to the sum of the Executive’s highest annual base salary during the three years immediately preceding termination (“Base Salary”) plus target bonus for the year, multiplied by 3.0 in the case of the CEO and either 2.0 or 1.0 for other Executives, as set forth in the Change in Control Agreement; (2) the Executive’s annual bonus earned during the fiscal year in which the termination occurs, prorated through the last full month worked by the Executive during the year of termination; and (3) continued health benefit coverage for three years in the case of the CEO and either two years or one year for other Executives, as set forth in the Change in Control Agreement. In addition, (1) any equity-based compensation awards, other than performance-based equity awards, will become fully vested and exercisable or settled; (2) any performance-based equity awards, to the extent applicable performance criteria are met, shall be earned on a pro rata basis based on the number of full months worked during the performance period; and (3) any outstanding retention awards will become immediately vested.

In the event payments to the Executive result in the Executive becoming liable for the payment of excise taxes pursuant to section 4999 of the Internal Revenue Code, the Corporation will automatically reduce payments made to the Executive as a result of the Change in Control to the extent necessary to prevent the payments from being subject to the excise tax, but only if by reason of the reduction, the after-tax benefit of the reduced payments exceeds the after-tax benefit if such reduction were not made.

In addition, the Change in Control Agreement provides that, for a period of one year from the date of termination of the Executive’s employment that results in a severance payment under the Change in Control Agreement, the Executive will not (1) hire or induce, entice or solicit any employee of the Corporation to leave the employment of the Corporation, (2) solicit or attempt to solicit the business of any customer or acquisition prospect of the Corporation with whom the Executive had contact while employed by the Corporation or (3) engage in any business that is in competition with the Corporation or accept employment with or render services to such a business or otherwise engage in activities that are in competition with the Corporation.

The above discussion is a summary of certain terms and conditions of the Change in Control Agreement and is qualified in its entirety by the terms and conditions of the Change in Control Agreement. For the complete terms and conditions of the Change in Control Agreement summarized in this report, please refer to the form of Change in Control Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Form of Change in Control Agreement.
99.1	Press Release Issued by Fluor Corporation on June 24, 2010, announcing the election of two new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2010	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Chief Legal Officer and Secretary

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
10.1	Form of Change in Control Agreement.
99.1	Press Release Issued by Fluor Corporation on June 24, 2010, announcing the election of two new directors.